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                                                                    EXHIBIT 99.1
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For Immediate Release


      AMEDISYS COMMON STOCK APPROVED FOR LISTING ON NASDAQ NATIONAL MARKET

BATON ROUGE, Louisiana (October 9, 2002) - Amedisys, Inc. (Nasdaq: AMED) (the "Company"), one of America's leading home health nursing companies, today announced that it has been notified by Nasdaq that its common stock has been approved for listing on the Nasdaq National Market System.

The Company's common stock will begin trading on the Nasdaq National Market System on October 9, 2002 under the symbol "AMED".

"The National Market System listing represents an important confirmation of our corporate turnaround," stated William F. Borne, Chief Executive Officer of Amedisys, Inc. "When combined with our Company's strong fundamentals, the listing should broaden investor interest in Amedisys as we continue to pursue growth opportunities in the home nursing industry."

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock currently trades on the Nasdaq SmallCap Market under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             Greg Browne, Chief Financial Officer at (225) 292-2031
                                       or
            RJ Falkner & Company, Inc., Investor Relations Counsel at
                          (800) 377-9893 or via e-mail

                              at info@rjfalkner.com